UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2006

HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
     Management of Holly Corporation (the “Company”) is scheduled to meet with certain investors or potential investors in the Company during October 2006. A copy of the Company’s presentation slides to be used at these meetings, and possibly at other meetings with investors scheduled during the fourth quarter of 2006, is furnished as Exhibit 99.1 to this report.
     In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
     The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make by press release or otherwise from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1	—	Presentation scheduled to be made to certain investors or potential investors in the Company during October 2006.*

*	Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION

By:	/s/ Scott C. Surplus
Scott C. Surplus
Vice President, Financial Reporting
Date: October 2, 2006

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
99.1	—	Presentation scheduled to be made to certain investors or potential investors in the Company during October 2006.*

*	Furnished herewith.